As filed with the Securities Exchange Commission on January 17, 2012

Registration Statement No. 333 – 177014

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EUROSEAS LTD.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Euroseas Ltd. 4 Messogiou & Evropis Street 151 25 Maroussi, Greece 001 30 211 1804005 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Lawrence Rutkowski, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:

Lawrence Rutkowski, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Primary Offering
Common Shares, par value $ 0.03 per share
Preferred Shares, par value $ 0.01 per share (3)
Debt Securities (4)
Guarantees (5)
Warrants (6)
Purchase Contracts (7)
Units (8)
Primary Offering Total			$400,000,000	$46,440
Secondary Offering
Common Shares, par value $ 0.03 per share to be offered by a certain selling shareholder	11,177,956	$2.925 (9)	$ 32,695,522 (9)	$ 3,796 (10)
Secondary Offering Total			$ 32,695,522	$ 3, 796
TOTAL			$ 432, 695,522	$ 50,236 (11)

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.  Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.  Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Euroseas Ltd. pursuant to this registration statement exceed $400,000,000.

(3)
There is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(5)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Euroseas Ltd.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)
There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(7)
There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.  Units may consist of any combination of the securities registered hereunder.

(9)	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common stock on the NASDAQ Global Select Market on September 22, 2011.
(10)	Determined in accordance with Section 6(b) of the Securities Act to be $ 3, 7 96 , which is equal to .00011610 multiplied by the proposed maximum aggregate offering price of $ 32,695,522 .
(11)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code No.

Aggeliki Shipping Ltd	Liberia	N/A	4412
Allendale Investments S.A.	Panama	N/A	4412
Alterwall Business Inc.	Panama	N/A	4412
Diana Trading Ltd.	Marshall Islands	N/A	4412
Eleni Shipping Limited	Liberia	N/A	4412
Emmentaly Business Inc.	Panama	N/A	4412
Eternity Shipping Company	Marshall Islands	N/A	4412
Manolis Shipping Limited	Marshall Islands	N/A	4412
Noumea Shipping Ltd	Liberia	N/A	4412
Pantelis Shipping Limited	Liberia	N/A	4412
Pilory Associates Corp.	Panama	N/A	4412
Prospero Maritime Inc.	Marshall Islands	N/A	4412
Saf-Concord Shipping Ltd	Liberia	N/A	4412
Tiger Navigation Corp.	Marshall Islands	N/A	4412
Xenia International Corp.	Marshall Islands	N/A	4412
Xingang Shipping Ltd	Liberia	N/A	4412

PROSPECTUS (subject to completion dated January 17, 2012 )

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

$400,000,000

Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts and Units

Up to 11,177,956 of our Common Shares
Offered by the Selling Shareholder

Through this prospectus, we may periodically offer:

(1)	our common shares,
(2)	our preferred shares,
(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,
(4)	our warrants,
(5)	our purchase contracts, and
(6)	our units

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

In addition, the selling shareholder named in the section "Selling Shareholder" may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the NASDAQ Global Select Market under the symbol "ESEA". On January 13, 2012 , the last reported sale price of our common shares was $2.81 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of January 13, 2012 is $ 55,053,956 , based on 31,167,211 shares of common stock outstanding, of which 19,592,155 are held by non-affiliates, and a closing price on the Nasdaq Global Select Market of $ 2.81 on that date.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks.  See the section entitled "Risk Factors" beginning on page 9, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2012 .

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	9
PRICE RANGE OF COMMON STOCK	10
USE OF PROCEEDS	11
RATIO OF EARNINGS TO FIXED CHARGES	12
SELLING SHAREHOLDER	13
OUR CAPITALIZATION	14
DIVIDEND POLICY	15
PLAN OF DISTRIBUTION	16
ENFORCEABILITY OF CIVIL LIABILITIES	18
DESCRIPTION OF CAPITAL STOCK	19
DESCRIPTION OF PREFERRED SHARES	27
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF DEBT SECURITIES	29
DESCRIPTION OF PURCHASE CONTRACTS	39
DESCRIPTION OF UNITS	40
TAX CONSIDERATIONS	41
EXPENSES	51
EXPERTS	51
LEGAL MATTERS	51
WHERE YOU CAN FIND ADDITIONAL INFORMATION	51
GLOSSARY OF SHIPPING TERMS	54

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Euroseas Ltd., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation.  This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as "expects," "intends," "plans," "believes," "anticipates," "estimates," and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

●	our future operating or financial results;

●	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

●	drybulk and container shipping industry trends, including charter rates and factors affecting vessel supply and demand;

●	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	availability of crew, number of off-hire days, drydocking requirements and insurance costs;

●	our expectations about the availability of vessels to purchase or the useful lives of our vessels;

●	our expectations relating to dividend payments and our ability to make such payments;

●	our ability to leverage to our advantage our manager's relationships and reputations in the drybulk and container shipping industry;

●	changes in seaborne and other transportation patterns;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	potential liability from future litigation;

●	global and regional political conditions;

●	acts of terrorism and other hostilities, including piracy; and

●	other factors discussed in the section titled "Risk Factors."

WE CAUTION READERS OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES.  WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED.  THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS.

ii

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we may sell the common shares, preferred shares, debt securities and related guarantees, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market.  This prospectus provides you with a general description of the securities we or the Selling Shareholder may offer.  Each time we or the Selling Shareholder offers securities, we may provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

PROSPECTUS SUMMARY

This section summarizes some of the information and consolidated financial statements that appear later in this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information and financial statements that appear later in this prospectus. In this prospectus, references to "Euroseas," "Company," "we," "our," "ours" and "us" refer to Euroseas Ltd., and its subsidiaries, unless otherwise stated or the context requires.

We use the term "deadweight tons," or dwt, in describing the capacity of our drybulk carriers. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term "twenty foot equivalent unit," or teu, the international standard measure of containers, in describing the capacity of our containerships. For the definition of certain shipping terms used in this prospectus, see the "Glossary of Shipping Terms" on page 54 of this prospectus.

Our Company

We are a Marshall Islands company incorporated in May 2005.  We are a provider of worldwide ocean-going transportation services. We own and operate drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. We also own and operate containerships and multipurpose vessels that transport dry and refrigerated containerized cargoes, mainly including manufactured products and perishables. As of January 13, 2012 , our fleet consisted of five drybulk carriers (comprised of four Panamax drybulk carriers and one Handymax drybulk carrier), ten containerships and one multipurpose vessel. The total cargo carrying capacity of the five drybulk carriers is 331,308 dwt and of the ten containerships is 274,354 dwt and 17,787 teu.  Our multipurpose vessel can carry 22,568 dwt and/or 950 teu.

We actively manage the deployment of our fleet between spot market voyage charters, which generally last from several days to several weeks, and time charters, which can last up to several years.  Some of our vessels may participate in shipping pools, or, in some cases participate in contracts of affreightment.  We also use FFA contracts as a substitute for time charters to provide partial coverage for our drybulk vessels in order to increase the predictability of our revenues.

Vessels operating on time charters provide more predictable cash flows but can yield lower profit margins than vessels operating in the spot market during periods characterized by favorable market conditions. Vessels operating in the spot market generate revenues that are less predictable but may enable us to achieve increased profit margins during periods of high vessel rates although we are exposed to the risk of declining vessel rates, which may have a materially adverse impact on our financial performance.  Vessels operating in pools benefit from better scheduling, and thus increased utilization, and better access to contracts of affreightment due to the larger commercial operation of the pool. We are constantly evaluating opportunities to increase the number of our vessels deployed on time charters or to participate in shipping pools (if available for our vessels), however we only expect to enter into additional time charters or shipping pools if we can obtain contract terms that satisfy our criteria.  Containerships are employed almost exclusively on time charter contracts.  We carefully evaluate the length and the rate of the time charter contract at the time of fixing or renewing a contract considering market conditions, trends and expectations. We intend to use the cash flow generated by our operations to pay down debt, maintain financial flexibility, finance future vessel acquisitions and provide an attractive dividend to our shareholders.

The results of our operations are mainly influenced by (i) the state of the shipping markets which determines the charter rates at which we can employ our vessels, (ii) the price we paid to acquire our vessels and the cost required to operate them, (iii) the cost and level of our debt financing and (iv) any gain or loss incurred by any derivatives contracts we may enter in order to cover our exposure to charter rate and interest rate fluctuations. In 2009 and 2010, we recorded losses from operations of $15.6 million and $6.6 million, respectively, as compared to earnings of $20.7 million, $36.5 million and $21.5 million in 2006, 2007 and 2008, respectively. Our 2009 and 2010 results were most notably influenced by the significant drop in market charter rates for both our drybulk vessels and containerships, which drop was primarily the result of the financial crisis of 2008 and the resulting slowdown of world trade, and losses in interest rate swap contracts and freight forward agreements we entered into in 2008, 2009 and 2010 to partly cover our interest rate exposure and exposure to charter rates in the drybulk market.

We constantly evaluate vessel purchase opportunities to expand our fleet accretive to our earnings and cash flow. Additionally, we will consider selling certain of our vessels when favorable sales opportunities present themselves. If, at the time of sale, the carrying value is less the sales price, we will realize a gain on sale, which will increase our earnings, but if, at the time of sale, the carrying value of a vessel is more than the sales price, we will realize a loss on sale, which will negatively impact our earnings.

Our Fleet

As of January 13, 2012 , the profile and deployment of our fleet is the following:

Name	Type	Dwt	TEU	Year Built	Employment(*)	Charter Rate ($/day)
Drybulk Vessels
PANTELIS	Panamax	74,020	—	2000	Time Charter until Mar-12, then Time Charter until' Feb-14 plus 1 Year Charterer's Option	$17,500, then $11,200 plus50/50 Profit Share, then option at $14,200
ELENI P	Panamax	72,119	—	1997	Time Charter until Jan-13	$16,500
IRINI	Panamax	69,734	—	1988	Time Charter until Apr-13	$14,000
ARISTIDES N.P.	Panamax	69,268	—	1993	Time Charter until May-12	$14,950
MONICA P	Handymax	46,667	—	1998	Time Charter until Sep-13	$12,375
Drybulk Total	5	331,808
Multipurpose Dry Cargo Vessels
TASMAN TRADER	Multipurpose	22,568	950	1990	Time Charter until Mar-12	$9,000
Container Carriers
MAERSK NOUMEA	Intermediate	34,677	2,556	2001	Time Charter until Jun-13	$15,750
TIGER BRIDGE	Intermediate	31,627	2,228	1990	Time Charter until Feb-12	$7,500
AGGELIKI P	Intermediate	30,360	2,008	1998	Time Charter until Feb-12	$12,500
DESPINA P	Handysize	33,667	1,932	1990	Time Charter until Feb-12 Thereafter Time Charter until Mar-13	$8,500 then $7,000
JONATHAN P (ex- OEL INTEGRITY)	Handysize	33,667	1,932	1990	Open
CAPTAIN COSTAS (ex-OEL TRANSWORLD)	Handysize	30,007	1,742	1992	Open
YM PORT KELANG (ex-MASTRO NICOS, ex- YM XINGANG I)	Handysize	23,596	1,599	1993	Open
MANOLIS P	Handysize	20,346	1,452	1995	Time Charter until Feb-12	$10,500
NINOS (ex YM QINGDAO I)	Feeder	18,253	1,169	1990	Time Charter until Jun-12	$11,200
KUO HSIUNG	Feeder	18,154	1,169	1993	Time Charter until Jun-12	$11,200
Container Total	10	274,354	17,787
Fleet Grand Total	16	628,730	18,737

(*) All dates listed are the earliest redelivery dates under each Time Charter.

We plan to expand our fleet by investing in vessels in the drybulk, containership and multipurpose markets by targeting primarily mid-age vessels at the time of purchase under favorable market conditions. We also intend to take advantage of the cyclical nature of the market by buying and selling ships when we believe favorable opportunities exist.  We employ our vessels in the spot and time charter market, through pool arrangements and under contracts of affreightment.  As of January 13, 2012 , approximately 45 % of our ship capacity days in 2012 are under time charter contracts or protected from market fluctuations (via FFA contracts).

Management of Our Fleet

The operations of our vessels are managed by Eurobulk Ltd., or Eurobulk, an affiliated company, under a Master Management Agreement with us and separate management agreements with each ship-owning company. Eurobulk was founded in 1994 by members of the Pittas family and is a reputable ship management company with strong industry relationships and experience in managing vessels. Under our Master Management Agreement, Eurobulk is responsible for providing us with executive services and commercial management services, which include obtaining employment for our vessels and managing our relationships with charterers. Eurobulk also performs technical management services, which include managing day-to-day vessel operations, performing general vessel maintenance, ensuring regulatory and classification society compliance, supervising the maintenance and general efficiency of vessels, arranging our hire of qualified officers and crew, arranging and supervising drydocking and repairs, arranging insurance for vessels, purchasing stores, supplies, spares and new equipment for vessels, appointing supervisors and technical consultants and providing technical support and shore-side personnel who carry out the management functions described above and certain accounting services.

Our Master Management Agreement with Eurobulk was amended and restated as of January 1, 2011 and has a term of 5 years until January 1, 2016. The Master Management Agreement cannot be terminated by Eurobulk without cause or under other limited circumstances, such as sale of the Company or Eurobulk or the bankruptcy of either party. This Master Management Agreement will automatically be extended after the initial period for an additional five year period unless terminated on or before the 90th day preceding the initial termination date. Pursuant to the Master Management Agreement, each new vessel we acquire in the future will enter into a separate five year management agreement with Eurobulk.

During 2011 , in exchange for providing us with the services described above, we paid Eurobulk a management fee of 700 Euros per vessel per day for any vessel operating and 50% (i.e. 350 Euros) of that for any vessel laid-up.  The management fee is adjusted annually for inflation every January 1st.

Our Competitive Strengths

We believe that we possess the following competitive strengths:

•
Experienced Management Team. Our management team has significant experience in all aspects of commercial, technical, operational and financial areas of our business. Aristides J. Pittas, our Chairman and Chief Executive Officer, holds a dual graduate degree in Naval Architecture and Marine Engineering and Ocean Systems Management from the Massachusetts Institute of Technology. He has worked in various technical, shipyard and ship management capacities and since 1991 has focused on the ownership and operation of vessels carrying dry cargoes. Dr. Anastasios Aslidis, our Chief Financial Officer, holds a Ph.D. in Ocean Systems Management also from Massachusetts Institute of Technology and has over 20 years of experience, primarily as a partner at a Boston based international consulting firm focusing on investment and risk management in the maritime industry.

•
Cost Effective Vessel Operations. We believe that because of the efficiencies afforded to us through Eurobulk, the strength of our management team and the quality of our fleet, we are, and will continue to be, a reliable, low cost vessel operator, without compromising our high standards of performance, reliability and safety. Despite the average age of our fleet being approximately 17 years during 2010, our total vessel operating expenses, including management fees and general and administrative expenses but excluding drydocking expenses were $5,191 per day for the year ended December 31, 2010. We consider this amount to be among the lowest of the publicly listed drybulk shipping companies in the U.S. even after accounting for the lower operating expenses of our 2 laid-up vessels during part of the year. Our technical and operating expertise allows us to efficiently manage and transport a wide range of cargoes with a flexible trade route profile, which helps reduce ballast time between voyages and minimize off-hire days. Our professional, well-trained masters, officers and on board crews further help us to control costs and ensure consistent vessel operating performance. We actively manage our fleet and strive to maximize utilization and minimize maintenance expenditures for operational and commercial utilization. For the year ended December 31, 2010, our operational fleet utilization was 99.2% and since 2006 our operational utilization rate has averaged approximately 99.0%. Our commercial utilization rate (without including laid-up vessels) increased to 99.9% in 2010 from 95.5% in 2009.

•
Strong Relationships with Customers and Financial Institutions. We believe Eurobulk and the Pittas family have developed strong industry relationships and have gained acceptance with charterers, lenders and insurers because of their long-standing reputation for safe and reliable service and financial responsibility through various shipping cycles. Through Eurobulk, we offer reliable service and cargo carrying flexibility that enables us to attract customers and obtain repeat business. We also believe that the established customer base and reputation of Eurobulk and the Pittas family helps us to secure favorable employment for our vessels with well known charterers.

Our Business Strategy

Our business strategy is focused on providing consistent shareholder returns by carefully timing and structuring acquisitions of drybulk carriers and containerships and by reliably, safely and competitively operating our vessels through Eurobulk. We continuously evaluate purchase and sale opportunities, as well as long term employment opportunities for our vessels.

•
Renew and Expand our Fleet. We expect to grow our fleet in a disciplined manner through timely and selective acquisitions of quality vessels. We perform in-depth technical review and financial analysis of each potential acquisition and only purchase vessels as market conditions and developments present themselves. We continue to be focused on purchasing well-maintained secondhand vessels, which should provide a significant value proposition given the depressed price levels that exist currently. However, we will also consider purchasing newbuildings or newbuilding resales if the value proposition exists at the time. Furthermore, as part of our fleet renewal, we will continue to sell certain vessels when we believe it is in the best interests of the Company and our shareholders.

•
Maintain Balanced Employment. We intend to strategically employ our fleet between time and spot charters. We actively pursue time charters to obtain adequate cash flow to cover as much as possible of our fleet's fixed costs, consisting of vessel operating expenses, management fees, general and administrative expenses, interest expense and drydocking costs for the upcoming 12-month period. We also use FFA contracts as a substitute for time charter employment to partly provide coverage for our drybulk vessels in order to increase the predictability of our revenues.  We look to deploy the remainder of our fleet through spot charters, shipping pools or contracts of affreightment depending on our view of the direction of the markets and other tactical or strategic considerations. We believe this balanced employment strategy will provide us with more predictable operating cash flows and sufficient downside protection, while allowing us to participate in the potential upside of the spot market during periods of rising charter rates. As of January 13, 2012 , on the basis of our existing time charters and FFA contracts, approximately 45 % of our vessel capacity days in 2012 are fixed, which will help protect us from market fluctuations, enable us to make significant principal and interest payments on our debt and pay dividends to our shareholders.

•
Operate a Fleet in Two Sectors. While remaining focused on the dry cargo segment of the shipping industry, we intend to continue to develop a diversified fleet of drybulk carriers and containerships of up to Panamax size. A diversified drybulk fleet profile will allow us to better serve our customers in both major and minor drybulk trades, as well as to reduce any dependency on any one cargo, trade route or customer. We will remain focused on the smaller size ship segment of the container market, which has not experienced the same level of expansion in vessel supply that has occurred with larger containerships. A diversified fleet, in addition to enhancing the stability of our cash flows, will also help us to reduce our exposure to unfavorable developments in any one shipping sector and to benefit from upswings in any one shipping sector experiencing rising charter rates.

•
Optimize Use of Financial Leverage. We will use bank debt to partly fund our vessel acquisitions and increase financial returns for our shareholders. We actively assess the level of debt we incur in light of our ability to repay that debt based on the level of cash flow generated from our balanced chartering strategy and efficient operating cost structure. Our debt repayment schedule as of December 31, 2010 calls for a reduction of more than 30% of our debt by the end of 2012. We expect this will increase our ability to borrow funds to make additional vessel acquisitions in order to grow our fleet and continue pay dividends to our shareholders.

Corporate Information

Euroseas Ltd. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece. Our telephone number at that address is 011 30 211 1804005.  Our website address is http://www.euroseas.gr.  The information on our website is not a part of this prospectus.

Recent Developments

On September 22, 2011, Euromar signed a memorandum of agreement to acquire the vessel Torge S, a geared containership of 35,600 dwt and 2,450 teu built in 2003 in Poland. The vessel was delivered to Euromar in October 2011 and renamed EM Andros.

A subsidiary of the Company entered into a two-year time charter agreement, until September 2013, for the vessel Monica P at a gross daily rate of $12,375. The charter commenced on October 11, 2011 upon termination of the vessel's participation in the Bulkhandling pool.

In November 2011, a subsidiary of the Company accelerated the scheduled drydocking of its vessel Captain Costas, originally scheduled for the summer of 2012.

A subsidiary of the Company extended its time charter agreement, until March 2013, for the vessel Despina P at a gross daily rate of $7,000 commencing on January 19, 2012.

The Securities We May Offer

We may use this prospectus to offer up to $400,000,000 of our:

•	common shares;

•	preferred shares;

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	warrants;

•	purchase contracts; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The Securities the Selling Shareholder May Offer

In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market. We will not receive any of the proceeds from the sale of our common shares sold by the Selling Shareholder .

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or the Selling Shareholder may offer and may describe certain risks in addition to those set forth below associated with an investment in the securities.  Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the discussion of risks under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2010 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities.  Please see "Where You Can Find Additional Information – Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations,  financial condition, the price of our common stock and our ability to pay dividends.

PRICE RANGE OF COMMON STOCK

The trading market for shares of our common stock is the NASDAQ Global Select Market, on which our shares trade under the symbol "ESEA." The following table sets forth the high and low closing prices for shares of our common stock since our listing originally in the OTCBB (under symbols ESEAF.OB and EUSEF.OB), from January 31, 2007 until December 31, 2007 on the NASDAQ Global Market and since January 1, 2008 on the NASDAQ Global Select Market. The prices below have been adjusted for the reverse 1-for-3 common stock split that was effected on October 6, 2006.

Period	Low	High

For The Year Ended
December 31, 2007	$7.00	$20.79
December 31, 2008	$12.00	$16.80
December 31, 2009	$3.51	$6.05
December 31, 2010	$3.31	$4.50
December 31, 2011	$2.26	$4.85

For The Quarter Ended
September 30, 2009	$4.23	$5.30
December 31, 2009	$3.82	$5.02
March 31, 2010	$3.75	$4.50
June 30, 2010	$3.41	$4.17
September 30, 2010	$3.31	$4.09
December 31, 2010	$3.51	$4.15
March 31, 2011	$3.56	$4.83
June 30, 2011	$4.26	$4.85
September 30, 2011	$2.86	$4.40
December 31, 2011	$2.26	$3.48

For The Month Ended
May 2011	$4.26	$4.73
June 2011	$4.28	$4.66
July 2011	$4.08	$4.40
August 2011	$3.45	$4.06
September 2011	$2.86	$3.75
October 2011	$3.07	$3.48
November 2011	$2.78	$3.19
December 2011	$2.26	$2.73
January 1, 2012 to January 13, 2012	$2.44	$2.81

On January 13, 2012 , the closing price of our common shares as quoted on the NASDAQ Global Select Market was $ 2.81 . At that date, there were 31,167,211 of our common shares issued and outstanding.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder .

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years.

For the purpose of calculating such ratios, "earnings" consist of net income before fixed charges. "Fixed charges" consist of interest expense and amortization of debt discount or premiums and expenses, including amounts capitalized.

	Year Ended December 31, 2006 (1)		Year Ended December 31, 2007 (1)		Year Ended December 31, 2008 (1)		Year Ended December 31, 2009	Year Ended December 31, 2010

EARNINGS
Net income / (loss) before loss from equity investee	20,710,040		36,463,321		21,490,910		(15,627,504)	(6,067,017)
Interest Expense	3,324,257		4,777,524		2,845,596		1,327,133	1,389,647
Amortization of finance cost	74,601		72,715		85,141		110,504	108,569
Total Earnings	24,108,898		41,313,560		24,421,647		(14,189,867)	(4,568,801)

FIXED CHARGES
Interest Expense	3,324,257		4,777,524		2,845,596		1,327,133	1,389,647
Amortization of finance cost	74,601		72,715		85,141		110,504	108,569
Total Fixed Charges	3,398,858		4,850,239		2,930,737		1,437,637	1,498,216

Preferred dividend requirements	-		-		-		-	-
Total Fixed Charges and Preferred Dividends	3,398,858		4,850,239		2,930,737		1,437,637	1,498,216

Ratio of Earnings to Fixed Charges (2)	7.1	x	8.5	x	8.3	x	-	-

(1)	As adjusted under direct expense method of drydocking expenses.
(2)	Our earnings were not sufficient to cover our fixed charges in 2009 and 2010 by $15,627,504 and $6,067,017, respectively.

SELLING SHAREHOLDER

The selling shareholder is offering an aggregate of 11,177,956 of our common shares which were acquired in private transactions or in the open market.

Set forth below is information regarding the names and number of shares of common stock owned and offered by the selling shareholder . The table is based upon information provided by the selling shareholder. The table assumes that all the shares being offered by the selling shareholder pursuant to this prospectus are ultimately sold in the offering.

Selling Shareholder
Name of Selling Shareholder	Common Stock Owned Before Offering(1)	Percentage of Class Prior to the Offering	Total Common Stock Offered Hereby	Common Stock Owned Following the Offering	Percentage of Class Following the Offering
Friends Investment Company Inc.(2)	11,177,956	35.86%	11,177,956	0	0.0%

__________________________

(1)           Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her.

(2)           Includes 11,177,956 shares of common stock held of record by Friends Investment Company Inc. A majority of the shareholders of Friends are members of the Pittas family. Investment power and voting control by Friends resides in its board of directors which consists of five directors, a majority of whom are members of the Pittas family. Actions by Friends may be taken by a majority of the members on its board of directors.  The business address for Friends is 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece.

OUR CAPITALIZATION

A prospectus supplement will include information on the Company's consolidated capitalization.

DIVIDEND POLICY

A description of our dividend policy can be found in Item 8.A "Financial Information – Consolidated Statements and Other Financial Information – Dividend Policy" of our Annual Report on Form 20-F for the year ended December 31, 2010 incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the Selling Shareholder , including its transferees, pledgees or donees or their successors, may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  The Selling Shareholder may be deemed to be an underwriter in connection with its sale of its shares registered hereunder.

In addition, we or the Selling Shareholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or the Selling Shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.  We may enter into hedging transactions with respect to our securities.  For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party (or affiliates of such parties) in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the Selling Shareholder that participates with us or the Selling Shareholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents may assist us in distributions contemplated hereby, including but not limited to at-the-market offerings, controlled offerings and overnight offerings.  Underwriters or agents could make sales in privately negotiated transactions or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange or otherwise.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions, purchases to cover syndicate short positions created in connection with the offering and passive market making. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. In passive market making, market makers in the shares of common shares who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the shares of  common shares until the time, if any, at which a stabilizing bid is made. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

ENFORCEBILITY OF CIVIL LIABILITIES

Euroseas Ltd. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Maroussi, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the capital stock offered under this prospectus.  For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our bylaws, as amended, that are filed as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2010, which is incorporated by reference herein.  The Marshall Islands Business Corporation Act, or BCA, may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $.03 per share, of which 31,167,211 shares are issued and outstanding as of January 13, 2012 , and 20,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of January 13, 2012 . All of our shares of stock are in registered form.

Share History

On July 17, 2008, we filed a post-effective amendment to the registration statement on Form S-8 dated December 18, 2007 relating to the offer and sale of up to 600,000 shares of common stock pursuant to our equity incentive plan dated October 25, 2007, or 2007 Equity Incentive Plan.

On August 8, 2008, we declared a quarterly cash dividend of $0.32 per share for the second quarter of 2008, paid on September 17, 2008 to shareholders of record on September 5, 2008.

On November 12, 2008, our board of directors awarded 160,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on November 16, 2009 and the remainder of which vested on November 16, 2010.

On November 13, 2008, we declared a quarterly cash dividend of $0.20 per share for the third quarter of 2008, paid on December 23, 2008 to shareholders of record on December 16, 2008.

During 2008, 192,213 out of 337,126 then issued and outstanding warrants to purchase shares of our common stock were exercised, resulting in the issuance of 192,213 common shares. The remaining 144,193 warrants expired on August 25, 2010.

On February 17, 2009, we declared a quarterly cash dividend of $0.10 per share for the fourth quarter of 2008, paid on March 20, 2009 to shareholders of record on March 12, 2009.

On May 18, 2009, we adopted a shareholders' rights plan, or the Rights Plan, and declared a dividend distribution of one preferred stock purchase right to purchase one-thousandth of one share of our Series A Participating Preferred Stock for each outstanding share of our common stock, to shareholders of record at the close of business on May 27, 2009. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one-thousandth of one share of Series A Participating Preferred Stock at an exercise price of $26, subject to adjustment. The rights will expire on the earliest of (i) May 27, 2019 or (ii) redemption or exchange of the rights.

On May 13, 2009, we declared a quarterly cash dividend of $0.10 per share for the first quarter of 2009, paid on June 17, 2009 to shareholders of record on June 5, 2009.

On August 4, 2009, we declared a quarterly cash dividend of $0.10 per share for the second quarter of 2009, paid on September 4, 2009 to shareholders of record on August 27, 2009.

On September 4, 2009, we established a continuous equity offering program by entering into a sales agreement with Citigroup, as sales agent.  In connection therewith, on the same date we filed a prospectus supplement to our existing shelf registration statement on Form F-3 relating to the offer and sale of up to 7,000,000 common shares.  We sold 134,100 shares under this program in 2009 with aggregate net proceeds to us of approximately $0.65 million. We have suspended the program as of January 16, 2010.

On November 4, 2009, our board of directors awarded 165,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on July 1, 2010 and the remainder of which vested on July 1, 2011.

On November 16, 2009, we declared a quarterly cash dividend of $0.05 per share for the third quarter of 2009, paid on December 18, 2009 to shareholders of record on December 11, 2009.

On February 23, 2010, we declared a quarterly cash dividend of $0.05 per share for the fourth quarter of 2009, paid on March 26, 2010 to shareholders of record on March 17, 2010.

On March 29, 2010, the Rights Plan was amended to permit our Euromar joint venture partners, Paros Ltd., All Seas Investors I, Ltd., All Seas Investors II, Ltd. and All Seas Investors III LP, to exercise their conversion rights into the Company's common shares without violating the Rights Plan.

On May 5, 2010, our board of directors adopted a new equity incentive plan, or the 2010 Equity Incentive Plan, which is similar to our 2007 Equity Incentive Plan. The aggregate number of shares of common stock with respect to which options or restricted shares may at any time be granted under the 2010 Equity Incentive Plan is 1,500,000 shares of common stock. The 2010 Equity Incentive Plan incentive plan was adopted on May 5, 2010 and became effective on June 15, 2010.

On May 7, 2010, we declared a quarterly cash dividend of $0.05 per share for the first quarter of 2010, paid on June 18, 2010 to shareholders of record on June 11, 2010.

On July 6, 2010, following approval at the annual general meeting of the shareholders of the Company held on June 25, 2010, we increased the aggregate number of authorized shares of our common stock from 100,000,000 registered shares with par value of $0.03 to 200,000,000 registered shares with a par value of $0.03.

On August 3, 2010, we declared a quarterly cash dividend of $0.06 per share for the second quarter of 2010, paid on September 3, 2010 to shareholders of record on August 25, 2010.

On August 25, 2010, all 144,193 of our remaining issued and outstanding warrants expired unexercised.  We do not currently have any other outstanding warrants.

On November 4, 2010, our board of directors awarded 165,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on November 16, 2011 and the remainder of which will vest on November 16, 2012.

On November 15, 2010, we declared a quarterly cash dividend of $0.06 per share for the third quarter of 2010, paid on December 7, 2010 to shareholders of record on November 26, 2010.

On February 16, 2011, we declared a quarterly cash dividend of $0.06 per share for the fourth quarter of 2010, paid on March 11, 2011 to shareholders of record on March 1, 2011.

On May 16, 2011, we declared a quarterly cash dividend of $0.07 per share for the first quarter of 2011, paid on June 10, 2011 to shareholders of record on June 1, 2011.

On August 2, 2011, we declared a quarterly cash dividend of $0.07 per share for the second quarter of 2011, paid on September 9, 2011 to shareholders of record on September 2, 2011.

On November 4, 2011, our board of directors awarded 290,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which will vest on July 1, 2012 and the remainder of which will vest on July 1, 2013.

On November 9, 2011, we declared a quarterly cash dividend of $0.07 per share for the third quarter of 2011, paid on December 9, 2011 to shareholders of record on December 2, 2011.

Common Stock

As of the date of this prospectus, we are authorized to issue up to 200,000,000 shares of common stock, par value $.03 per share, of which 31,167,211 shares are currently issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock when issued will be fully paid for and non-assessable.

Preferred Stock

As of the date of this prospectus, we are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Cumulative voting may not be used to elect directors.

Our Board of Directors must consist of at least three directors, such number to be determined by the Board of Directors by a majority vote of the entire Board from time to time. Shareholders may change the number of our directors only by an affirmative vote of the holders of the majority of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Our Board of Directors is divided into three classes as set out below in "Classified Board of Directors." Each director is elected to serve until the third succeeding annual meeting after his election and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.

Our bylaws were amended on March 25, 2010 in connection with our Joint Venture in order to ensure that for so long as the percentage of ownership interest of Eton Park and Rhône (considered separately) in us, is (x) greater than 35%, the Joint Venture affiliates of Eton Park or Rhône, as applicable, together with their respective permitted transferees, shall each be entitled to select two (2) directors for appointment to our Board of Directors or (y) between 7.5% and 35%, the Joint Venture affiliates of Eton Park or Rhône, as applicable, together with their respective permitted transferees shall each be entitled to select one (1) director for appointment to the Board of Directors, in each case in addition to the current seven seats on the Board of Directors and adjusted in proportion to any change in the total number of seats on the Board of Directors.

Shareholder Meetings

Under our bylaws, as amended, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called at any time by the Board of Directors, the Chairman of the Board or by the President. Notice of every annual and special meeting of shareholders must be given to each shareholder of record entitled to vote at least 15 but no more than 60 days before such meeting.

Dissenters' Rights of Appraisal and Payment

Under the BCA, but subject to the limitations set forth under Section 100(c) therein, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.

Shareholders' Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws, as amended, include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws, as amended, provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our bylaws, as amended, may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws, as Amended

Several provisions of our amended and restated articles of incorporation and bylaws, as amended, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change in control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change in control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws, as amended, require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated articles of incorporation and our bylaws, as amended, provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and our bylaws, as amended, provide that, subject to certain exceptions, our Board of Directors, our Chairman of the Board or by the President and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may not call a special meeting and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws, as amended, provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the immediately preceding annual meeting of shareholders. Our bylaws, as amended, also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Certain Business Combinations

Our amended and restated articles of incorporation prohibit us from engaging in any "business combination" with any Interested Shareholder for a period of three years following the date the shareholder became an interested shareholder, unless:

●	prior to such time, the Board of Directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; or

●
upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of Euroseas outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 51% of the outstanding voting stock that is not owned by the Interested Shareholder; or

●	the shareholder became an Interested Shareholder prior to the consummation of the initial public offering of Euroseas' common stock under the Securities Act.

These restrictions shall not apply if:

●
A shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Euroseas and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

●
The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a) a merger or consolidation of Euroseas (except for a merger in respect of which, pursuant to the BCA, no vote of the shareholders of Euroseas is required);(b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Euroseas or of any direct or indirect majority-owned subsidiary of Euroseas (other than to any direct or indirect wholly-owned subsidiary or to Euroseas) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Euroseas determined on a consolidated basis or the aggregate market value of all the outstanding shares; or(c) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of Euroseas.

●
For purposes of these provisions, (1) a "business combination" includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the Interested Shareholder, and (2) an "Interested Shareholder" is any person or entity that beneficially owns 15% or more of the shares of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity, or any affiliate of Euroseas that was the owner of 15% or more of the shares of our outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder.

Shareholders' Rights Plan

We adopted a shareholders' rights plan on May 18, 2009 and declared a dividend distribution of one preferred stock purchase right to purchase one one-thousandth of our Series A Participating Preferred Stock for each outstanding share of our common stock, to shareholders of record at the close of business on May 27, 2009. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock at an exercise price of $26, subject to adjustment. The rights will expire on the earliest of (i) May 27, 2019 or (ii) redemption or exchange of the rights. The plan was designed to enable us to protect shareholder interests in the event that an unsolicited attempt is made for a business combination with or takeover of the company. We believe that the shareholders' rights plan should enhance the board of directors' negotiating power on behalf of shareholders in the event of a coercive offer or proposal. We are not currently aware of any such offers or proposals and we adopted the plan as a matter of prudent corporate governance. On March 29, 2010, the plan was amended to permit our Euromar joint venture partners, Paros Ltd., All Seas Investors I, Ltd., All Seas Investors II, Ltd. and All Seas Investors III LP, to exercise their conversion rights into the Company's shares without violating the plan.

Transfer Agent

The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company.

Listing

Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol "ESEA."

DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.  Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control.  Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement.  We will refer to any or all of these reports as "subsequent filings".  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures".  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture.  Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities,

•	will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Our subsidiaries may guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2011 DTCC Board of Directors was composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC's preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman, chief executive officer and president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.   The next annual election of the Board of Directors of DTCC will take place on April 12, 2012.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.  We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provision, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis.  The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.  Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.  Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS

The following is a discussion of the material Liberian, Marshall Islands and United States federal income tax considerations applicable to us and U.S. Holders and Non-U.S. Holders, each as defined below, of our common stock.   This summary does not purport to deal with all aspects of United States federal income taxation, Liberian taxation or Marshall Islands taxation that may be relevant to an investor's decision to purchase common stock, nor any tax consequences arising under the laws of any state, locality or other foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, United States expatriates, persons that hold common stock as part of a straddle, persons who own 10% or more of our outstanding stock, persons deemed to sell the common stock under the constructive sale provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, United States Holders (as defined below) whose "functional currency" is other than the United States dollar, partnerships or other pass-through entities, or persons who acquire or are deemed to have acquired the common stock in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the common stock as "capital assets" (generally, property held for investment) within the meaning of Code Section 1221.

Marshall Islands Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to us and the holders of our common shares. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

Liberian Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Liberian tax consequences of our activities to us and the holders of our common shares. Certain of our subsidiaries are incorporated in Liberia. Under current Liberian law, our Liberian subsidiaries are not subject to tax on income or capital gains, and no Liberian withholding tax will be imposed upon payments of dividends by our Liberian subsidiaries to us.

United States Federal Income Tax Considerations

The following are the material United States federal income tax consequences to us of our activities and to United States Holders and Non-United States Holders, each as defined below, of the ownership of common shares. The following discussion of United States federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, or the Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The discussion below is based, in part, on the description of our business herein and assumes that we conduct our business as described herein. References in the following discussion to the "Company," "we," "our" and "us" are to Euroseas Ltd. and its subsidiaries on a consolidated basis.

United States Federal Income Taxation of Operating Income: In General

We earn and anticipate that we will continue to earn substantially all our income from the hiring or leasing of vessels for use on a time charter basis, from participation in a pool or from the performance of services directly related to those uses, all of which we refer to as "shipping income."

Unless exempt from United States federal income taxation under the rules of Section 883 of the Code, or Section 883, as discussed below, a foreign corporation such as the Company will be subject to United States federal income taxation on its "shipping income" that is treated as derived from sources within the United States, which we refer to as "United States source shipping income." For United States federal income tax purposes, "United States source shipping income" includes 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources entirely outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

Shipping income attributable to transportation exclusively between United States ports is considered to be 100% derived from United States sources. However, we are not permitted by United States law to engage in the transportation of cargoes that produces 100% United States source shipping income.

Unless exempt from tax under Section 883, our gross United States source shipping income would be subject to a 4% tax imposed without allowance for deductions, as described more fully below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 and the Treasury Regulations thereunder, a foreign corporation will be exempt from United States federal income taxation on its United States source shipping income if:

(1)           it is organized in a "qualified foreign country," which is one that grants an "equivalent exemption" from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883; and

(2)           one of the following tests is met:

(A)           more than 50% of the value of its shares is beneficially owned, directly or indirectly, by "qualified shareholders," which as defined includes individuals who are "residents" of a qualified foreign country, which we refer to as the 50% Ownership Test; or

(B)           its shares are "primarily and regularly traded on an established securities market" in a qualified foreign country or in the United States, to which we refer as the Publicly-Traded Test.

The Republic of the Marshall Islands, Liberia and Panama, the jurisdictions where we and our ship-owning subsidiaries are incorporated, has been officially recognized by the United States Internal Revenue Service, or the IRS, as a qualified foreign country that grants the requisite "equivalent exemption" from tax in respect of each category of shipping income we earn and currently expect to earn in the future. Therefore, we will be exempt from United States federal income taxation with respect to our United States source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.

We do not currently anticipate a circumstance under which we would be able to satisfy the 50% Ownership Test.  Therefore, our ability to qualify for exemption under Section 883 is solely dependent upon satisfaction of the Publicly-Traded Test as discussed below.

Publicly-Traded Test

The Treasury Regulations under Section 883 provide, in pertinent part, that shares of a foreign corporation will be considered to be "primarily traded" on an established securities market in a country if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common shares, which constitute our sole class of issued and outstanding stock, are "primarily traded" on the NASDAQ Global Select Market.

Under the Treasury Regulations, our common shares will be considered to be "regularly traded" on an established securities market if one or more classes of our stock representing more than 50% of our outstanding stock, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on such market, to which we refer as the Listing Threshold. Since our common shares are listed on the NASDAQ Global Select Market, we expect to satisfy the Listing Threshold.

It is further required that with respect to each class of stock relied upon to meet the Listing Threshold, (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year, or the "Trading Frequency Test"; and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year, or the Trading Volume Test. The Company currently satisfies and anticipates that it will continue to satisfy the Trading Frequency Test and Trading Volume Test. Even if this were not the case, the Treasury Regulations provide that the Trading Frequency Test and Trading Volume Tests will be deemed satisfied if, as is the case with our common shares, such class of stock is traded on an established securities market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of stock will not be considered to be "regularly traded" on an established securities market for any taxable year during which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such class of outstanding shares, to which we refer as the "5% Override Rule."

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of our common shares, or 5% Shareholders, the Treasury Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the United States Securities and Exchange Commission, or the SEC, as owning 5% or more of our common shares. The Treasury Regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5% Override Rule is triggered, the Treasury Regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% Shareholders, there are sufficient qualified shareholders for purposes of Section 883 to preclude non-qualified shareholders in such group from owning 50% or more of our common shares for more than half the number of days during the taxable year.  In order to benefit from this exception to the 5% Override Rule, the Company must satisfy certain substantiation requirements in regards to the identify of its 5% Shareholders.

Based on Schedule 13G and Schedule 13D filings with the SEC, the Company believes that the 5% Override Rule may be triggered for the 2011 taxable year, in which case the Company will not satisfy the Publicly-Traded Test for the 2011 taxable year unless within the group of our 5% Shareholders there were sufficient qualified 5% Shareholders to preclude nonqualified 5% Shareholders from owning 50% or more of our common shares for more than half the number of days during the 2011 taxable year.  We believe that, during the 2011 taxable year, there existed sufficient qualified 5% Shareholders for us to avail ourselves of this exception to the 5% Override Rule.  We intend to take this position on our United Sates federal income tax return for the 2011 taxable year and expect that we will be able to satisfy the substantiation requirements in regards to our 5% Shareholders.

Accordingly, we believe that we currently satisfy the Publicly-Traded Test. However, there are factual circumstances beyond our control that could cause us to lose the benefit of the Section 883 exemption. For example, if we trigger the 5% Override Rule for any future taxable year, there is no assurance that we will have sufficient qualified 5% Shareholders to preclude nonqualified 5% Shareholders from owning 50% or more of our common shares for more than half the number of days during such taxable year, or that we will be able to satisfy the substantiation requirements in regards to our 5% Shareholders.

United States Federal Income Taxation In Absence of Section 883 Exemption

If the benefits of Section 883 are unavailable, our United States source shipping income would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the 4% gross basis tax regime, to the extent that such income is not considered to be "effectively connected" with the conduct of a United States trade or business, as described below. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being United States source shipping income, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent our United States source shipping income is considered to be "effectively connected" with the conduct of a United States trade or business, as described below, any such "effectively connected" United States source shipping income, net of applicable deductions, would be subject to United States federal income tax, currently imposed at rates of up to 35%. In addition, we would generally be subject to the 30% "branch profits" tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our United States trade or business.

Our United States source shipping income would be considered "effectively connected" with the conduct of a United States trade or business only if:

●	we have, or are considered to have, a fixed place of business in the United States involved in the earning of United States source shipping income; and

●
substantially all of our United States source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not currently have, intend to have, or permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, it is anticipated that none of our United States source shipping income will be "effectively connected" with the conduct of a United States trade or business.

United States Federal Income Taxation of Gain on Sale of Vessels

If we qualify for exemption from tax under Section 883 in respect of the shipping income derived from the international operation of our vessels, then gain from the sale of any such vessel should likewise be exempt from United States federal income tax under Section 883. If, however, our shipping income from such vessels does not for whatever reason qualify for exemption under Section 883, then any gain on the sale of a vessel will be subject to United States federal income tax if such sale occurs in the United States. To the extent possible, we intend to structure the sales of our vessels so that the gain therefrom is not subject to United States federal income tax. However, there is no assurance we will be able to do so.

United States Federal Income Taxation of United States Holders

The following is a discussion of the material United States federal income tax considerations relevant to an investment decision by a United States Holder, as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning common shares to all categories of investors, some of which may be subject to special rules.  This discussion only addresses considerations relevant to those United States Holders who purchase common shares in an offering made under this prospectus and hold such shares as capital assets, that is, generally for investment purposes.  You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common shares.

As used herein, the term United States Holder means a beneficial owner of common shares that is an individual United States citizen or resident, a United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding common shares, you are encouraged to consult your tax advisor.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a United States Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the United States Holder's tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a United States corporation, United States Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as "passive category income" for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on our common shares to a United States Holder who is an individual, trust or estate, or a United States Non-Corporate Holder will generally be treated as "qualified dividend income" that is taxable to such United States Non-Corporate Holder at preferential tax rates (through 2012) provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NASDAQ Global Select Market, on which our common shares are traded); (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed below, we have not been, are not and do not anticipate being in the future); (3) the United States Non-Corporate Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) the United States Non-Corporate Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

Legislation has been previously introduced in the United States Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of its enactment. Further, in the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer in tax years beginning on January 1, 2013 or later will be taxed at ordinary graduated tax rates. Any distributions out of earnings and profits we pay which are not eligible for these preferential rates will be taxed as ordinary income to a United States Non-Corporate Holder.

Special rules may apply to any "extraordinary dividend"—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder's adjusted tax basis in his common shares—paid by us. If we pay an "extraordinary dividend" on our common shares that is treated as "qualified dividend income," then any loss derived by a United States Non-Corporate Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Shares

Assuming we do not constitute a passive foreign investment company for any taxable year, a United States Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the United States Holder from such sale, exchange or other disposition and the United States Holder's tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the United States Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes. Long-term capital gains of United States Non-Corporate Holders are currently eligible for reduced rates of taxation. A United States Holder's ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special United States federal income tax rules apply to a United States Holder that holds shares in a foreign corporation classified as a "passive foreign investment company", or a PFIC, for United States federal income tax purposes. In general, we will be treated as a PFIC with respect to a United States Holder if, for any taxable year in which such Holder holds our common shares, either:

●	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

●	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary's stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute "passive income" unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we have been, are, nor do we expect to become, a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income.  Accordingly, such income should not constitute passive income, and the assets that we own and operate in connection with the production of such income, in particular, the vessels, should not constitute assets that produce or are held for the production of passive income for purposes of determining whether we are a PFIC. Therefore, based on our current operations and future projections, we should not be treated as a PFIC with respect to any taxable year. There is substantial legal authority supporting this position, consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority that characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. Furthermore, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a United States Holder would be subject to different United States federal income taxation rules depending on whether the United States Holder makes an election to treat us as a "Qualified Electing Fund," which election we refer to as a QEF election. As an alternative to making a QEF election, a United States Holder should be able to make a "mark-to-market" election with respect to our common shares, as discussed below.  In addition, if we were to be treated as a PFIC for taxable years beginning after March 18, 2010, a U.S. Holder of our common stock would be required to file annual information returns with the IRS.

Taxation of United States Holders Making a Timely QEF Election

If a United States Holder makes a timely QEF election, which United States Holder we refer to as an "Electing Holder," the Electing Holder must report for United States federal income tax purposes his pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year of the Company during which it is a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as "qualified dividend income." Net capital gain inclusions of United States Non-Corporate Holders would be eligible for preferential capital gain tax rates. The Electing Holder's adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A United States Holder would make a timely QEF election for our shares by filing one copy of IRS Form 8621 with his United States federal income tax return for the first year in which he held such shares when we were a PFIC. If we were to be treated as a PFIC for any taxable year, we would provide each United States Holder with all necessary information in order to make the QEF election described above.

Taxation of United States Holders Making a "Mark-to-Market" Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate will be the case, our common shares are treated as "marketable stock," a United States Holder would be allowed to make a "mark-to-market" election with respect to our common shares, provided the United States Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations.  Since our stock is traded on the NASDAQ Global Select Market, we believe that our stock can be treated as "marketable stock".  If that election is made, the United States Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder's adjusted tax basis in the common shares. The United States Holder would also be permitted an ordinary loss in respect of the excess, if any, of the United States Holder's adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A United States Holder's tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the United States Holder.

Taxation of United States Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a United States Holder who does not make either a QEF election or a "mark-to-market" election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

●	the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common shares;

●
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be "qualified dividend income"; and

●
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of "Non-United States Holders"

A beneficial owner of common shares (other than a partnership) that is not a United States Holder is referred to herein as a Non-United States Holder.

If a partnership holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding common shares, you are encouraged to consult your tax advisor.

Dividends on Common Stock

A Non-United States Holder generally will not be subject to United States federal income tax or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-United States Holder's conduct of a trade or business in the United States. If the Non-United States Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income is subject to United Stated federal income tax only if it is attributable to a permanent establishment maintained by the Non-United States Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-United States Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

●
the gain is effectively connected with the Non-United States Holder's conduct of a trade or business in the United States (and, if the Non-United States Holder is entitled to the benefits of a United States income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-United States Holder in the United States); or

●	the Non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-United States Holder is engaged in a United States trade or business for United States federal income tax purposes, dividends on the common shares, and gains from the sale, exchange or other disposition of such shares, that are effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of United States Holders. In addition, if you are a corporate Non-United States Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional "branch profits" tax at a rate of 30%, or at a lower rate as may be specified by an applicable United States income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements if you are a non-corporate United States Holder. Such payments or distributions may also be subject to backup withholding if you are a non-corporate United States Holder and you:

●	fail to provide an accurate taxpayer identification number;

●	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your United States federal income tax returns; or

●	in certain circumstances, fail to comply with applicable certification requirements.

Non-United States Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you are a Non-United States Holder and you sell your common shares to or through a United States office of a broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-United States person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common shares through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your common shares through a non-United States office of a broker that is a United States person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that you are a non-United States person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your United States federal income tax liability by filing a refund claim with the IRS.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ 50,236
FINRA fee	$43,791
Legal fees and expenses	$ *
Accounting fees and expenses	$ *
Indenture trustee fees and expenses	$ *
Rating agency fees	$ *
Transfer Agent fees	$ *
Miscellaneous	$ *
Total	$94,027*

*	To be updated, if necessary, by amendment, supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., independent registered public accounting firm, as stated in their reports, which are incorporated by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the NASDAQ Global Select Market.  Further information about our company is available on our website at http://www.euroseas.gr.  The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
Our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Commission on May 27, 2011, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 9, 2011, which contains unaudited condensed consolidated financial statements for the six months ended June, 2010 and June 30, 2011.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 9, 2011, which contains our unaudited condensed consolidated balance sheet as of September 30, 2011 and the statements of operations and cash flows for the three and nine months ended September 30, 2011 and 2010, but excluding any statements made by management of the Company.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Euroseas Ltd.
4 Messogiou & Evropis Street
151 25 Maroussi, Greece
011 30 211 1804005

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods.  As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NASDAQ Global Select Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

GLOSSARY OF SHIPPING TERMS

The following are definitions of certain terms that are commonly used in the shipping industry and in this prospectus.

Annual survey. The inspection of a vessel pursuant to international conventions, by a classification society surveyor, on behalf of the flag state, that takes place every year.

Ballast. A voyage during which the vessel is not laden with cargo.

Bareboat charter. A charter of a vessel under which the shipowner is usually paid a fixed daily or monthly rate for a certain period of time during which the charterer is responsible for the vessel operating expenses and voyage expenses of the vessel and for the management of the vessel. In this case, all voyage related costs, including vessel fuel, or bunker, and port dues as well as all vessel operating expenses, such as day-to-day operations, maintenance, crewing and insurance are paid by the charterer. A bareboat charter is also known as a "demise charter" or a "time charter by demise" and involves the use of a vessel usually over longer periods of time ranging over several years. The owner of the vessel receives monthly charterhire payments on a per day basis and is responsible only for the payment of capital costs related to the vessel.

Bunkers. Fuel oil used to operate a vessel's engines, generators and boilers.

Capesize. A drybulk carrier with a cargo-carrying capacity exceeding 80,000 dwt. These vessels generally operate along long haul iron ore and coal trade routes. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size.

Charter. The hire of a vessel for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty.

Charterer. The company that hires a vessel pursuant to a charter.

Charterhire. Money paid to the shipowner by a charterer for the use of a vessel under charter. Such payments are usually made during the course of the charter every 15 or 30 days in advance or in arrears by multiplying the daily charter rate times the number of days and, under a time charter only, subtracting any time the vessel was deemed to be off-hire. Under a bareboat charter such payments are usually made monthly and are calculated on a 360 or 365 day calendar year basis.

Charter rate. The amount of money agreed between the charterer and the shipowner accrued on a daily or monthly basis that is used to calculate the vessel's charterhire.

Classification society. An independent society that certifies that a vessel has been built and maintained according to the society's rules for that type of vessel and complies with the applicable rules and regulations of the country in which the vessel is registered, as well as the international conventions which that country has ratified. A vessel that receives its certification is referred to as being "in class" as of the date of issuance.

Containerships. Vessels which are specially designed and built to carry large numbers of containers.

Contract of affreightment. A contract of affreightment, or COA, relates to the carriage of specific quantities of cargo with multiple voyages over the same route and over a specific period of time which usually spans a number of years. A COA does not designate the specific vessels or voyage schedules that will transport the cargo, thereby providing both the charterer and shipowner greater operating flexibility than with voyage charters alone. The charterer has the flexibility to determine the individual voyage scheduling at a future date while the shipowner may use different ships to perform these individual voyages. As a result COAs are mostly entered into by large fleet operators such as pools or shipowners with large fleets of the same vessel type. All of the ship's operating, voyage and capital costs are borne by the shipowner while the freight rate normally is agreed on a per cargo ton basis.

Deadweight ton or "dwt" A unit of a vessel's capacity for cargo, fuel oil, stores and crew, measured in metric tons of 1,000 kilograms. A vessel's dwt or total deadweight is the total weight the vessel can carry when loaded to a particular load line.

Deep sea containership. A Deep Sea containership has a cargo carrying capacity of more than 3,000 teu and mostly serves the mainlane East-West container trade routes.

Drybulk. Non-liquid cargoes of commodities shipped in an unpackaged state.

Drybulk carriers. Vessels which are specially designed and built to carry large volumes of drybulk.

Drydocking. The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications issued. Drydockings are generally required once every 30 to 60 months.

Feeder. A short-sea containership having a cargo carrying capacity of less than 1,300 teu that transfers cargo between a central "hub" port and smaller "spoke" ports.

Fully cellular containership. A containership equipped throughout with fixed cell guides for containers.

Freight. Money paid to the shipowner by a charterer for the use of a vessel under a voyage charter. Such payment is usually made on a lump-sum basis upon loading or discharging the cargo and is derived by multiplying the tons of cargo loaded on board by the cost per cargo ton, as agreed to transport that cargo between the specific ports.

Gross ton. A unit of measurement for the total enclosed space within a ship equal to 100 cubic feet or 2.831 cubic meters used in arriving at the calculation of gross tonnage.

Handymax. Handymax vessels are drybulk vessels that have a cargo carrying capacity of approximately 40,000 to 59,999 dwt. These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks. Vessels below 60,000 dwt are usually built with on-board cranes enabling them to load and discharge cargo in countries and ports with limited infrastructure.

Handysize. Handysize vessels have a cargo carrying capacity of approximately 10,000 to 39,999 dwt and 1,300 to 1,999 teu. These vessels carry exclusively minor bulk cargo. Increasingly, these vessels are operating on regional trading routes. Handysize vessels are well suited for small ports with length and draft restrictions that may lack the infrastructure for cargo loading and unloading.

Hull. Shell or body of a ship.

IMO. International Maritime Organization, a United Nations agency that issues international regulations and standards for seaborne transportation.

Intermediate containership. An Intermediate containership has a cargo carrying capacity between 2,000 and 2,999 teu and mostly serves the North-South and Intermediate container trade routes.

Intermediate survey. The inspection of a vessel by a classification society surveyor which takes place between two and three years before and after each Special Survey for such vessel pursuant to the rules of international conventions and classification societies.

Metric ton. A unit of weight equal to 1,000 kilograms.

Newbuilding. A new vessel under construction or just completed.

Off-Hire. The period a vessel is unable to perform the services for which it is required under a charter. Off-hire periods typically include days spent undergoing repairs and drydocking, whether or not scheduled.

OPA. Oil Pollution Act of 1990 of the United States (as amended).

Panamax. Panamax vessels have a cargo carrying capacity of approximately 60,000 to 79,999 dwt. The ability of Panamax vessels to pass through the Panama Canal makes them more versatile than larger vessels. Panamax drybulk carriers carry coal, grains, and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers.

Period charter. A period charter is an industry term referring to both time and bareboat charters that last for more than a single voyage.

Pools. Pooling arrangements that enable participating vessels to combine their revenues. Vessels may be employed either exclusively in spot charters or a combination of spot and period charters and contacts of affreightment. Pools are administered by the pool manager who secures employment for the participating vessels. The contract between a vessel in a shipping pool and the pool manager is a period charter where the charter hire is based on the vessel's corresponding share of the income generated by all the vessels that participate in the pool. The corresponding share of every vessel in the pool is based on a pre-determined formula rating the technical specifications of each vessel. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes to perform more efficient vessel scheduling thereby increasing fleet utilization.

Protection and indemnity (or P&I) insurance. Insurance obtained through mutual associations (called "Clubs") formed by shipowners to provide liability insurance protection against a large financial loss by one member by contribution towards that loss by all members. To a great extent, the risks are reinsured.

Scrapping. The disposal of old or damaged vessel tonnage by way of sale as scrap metal.

Short fund. A contract of affreightment to carry cargo.

SOLAS. The International Convention for the Safety of Life at Sea 1974, as amended, adopted under the auspices of the IMO.

Special survey. An extensive inspection of a vessel by classification society surveyors that must be completed within five years. Special surveys require a vessel to be drydocked.

Spot charter. A spot charter is an industry term referring to both voyage and trip time charters. These charters are referred to as spot charters or spot market charters due to their short term duration, constituting mostly of a single voyage between one load port and one discharge port.

Spot market. The market for the immediate chartering of a vessel usually for single voyages.

TEU. Twenty-foot equivalent unit, the international standard measure for containers and containership capacity.

TCE. Time charter equivalent, a standard industry measure of the average daily revenue performance of a vessel. The TCE rate achieved on a given voyage is expressed in $ per day and is generally calculated by subtracting voyage expenses, including bunkers and port charges, from voyage revenues and dividing the net amount (time charter equivalent revenues) by the voyage days, including the trip to the loading port. TCE is a standard seaborne transportation industry performance measure used primarily to compare period-to-period changes in a seaborne transportation company's performance despite changes in the mix of charter types (i.e., voyage charters, time charters and bareboat charters) under which the vessels may be employed during specific periods.

Time charter. A time charter is a contract under which a charterer pays a fixed daily hire rate usually on a semi-monthly basis for use of the vessel for an agreed period. This is either a specific fixed period of time or a specific number of loaded voyages. Subject to any restrictions in the charter, the charterer decides the type and quantity of cargo to be carried and the ports of loading and unloading. The charterer pays the voyage related expenses such as fuel, canal tolls, and port charges. The shipowner pays all vessel operating expenses such as the management expenses and crew costs as well as for the capital costs of the vessel. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as loss of time arising from vessel breakdown and routine maintenance.

Trip time charter. A trip time charter is a short term time charter where the vessel performs a single voyage between load port(s) and discharge port(s) and the charterer pays a fixed daily hire rate usually on a semi-monthly basis for use of the vessel. The difference between a trip time charter and a voyage charter is only in the form of payment for use of the vessel and the respective financial responsibilities of the charterer and shipowner as described under Time Charter and Voyage Charter.

Ton. See "Metric ton."

Vessel operating expenses. The costs of operating a vessel that is incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses exclude fuel and port charges, which are known as "voyage expenses." For a time charter, the shipowner pays vessel operating expenses. For a bareboat charter, the charterer pays vessel operating expenses.

Voyage charter. A voyage charter involves the carriage of a specific amount and type of cargo from specific load port(s) to specific discharge port(s), subject to various cargo handling terms. Most of these charters are of a single voyage nature between two specific ports, as trading patterns do not encourage round voyage trading. The owner of the vessel receives one payment derived by multiplying the tons of cargo loaded on board by the cost per cargo ton, as agreed to transport that cargo between the specific ports. The owner is responsible for the payment of all expenses including voyage, operating and capital costs of the vessel. The charterer is typically responsible for any delay at the loading or discharging ports.

Voyage expenses. Expenses incurred due to a vessel's traveling from a loading port to a discharging port, such as fuel (bunker) cost, port expenses, agent's fees, canal dues and extra war risk insurance, as well as commissions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

The bylaws, as amended, of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.    Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) (i) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser;

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d) Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

EUROSEAS LTD.

By:	/s/Aristides J. Pittas
Name:	Aristides J. Pittas
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides J. Pittas Aristides J. Pittas	Chairman of the Board of Directors, President, Chief Executive Officer (Principal Executive Officer)	January 17, 2012
/s/ Dr. Anastasios Aslidis Dr. Anastasios Aslidis	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 17, 2012
/s/ Aristides P. Pittas Aristides P. Pittas	Vice Chairman and Director	January 17, 2012

/s/ George Skarvelis George Skarvelis	Director	January 17, 2012

/s/ Gerald Turner Gerald Turner	Director	January 17, 2012

/s/ Panagiotis Kyriakopoulos Panagiotis Kyriakopoulos	Director	January 17, 2012

/s/George Taniskidis George Taniskidis	Director	January 17, 2012

 AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Euroseas Ltd., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

AGGELIKI SHIPPING LTD

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Aggeliki Shipping Ltd, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

ALLENDALE INVESTMENTS S.A.

By:   /s/ Rodrigo Vives
Name: Rodrigo Vives
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rodrigo Vives Rodrigo Vives	President, chief executive officer and Director	January 17, 2012
/s/ Marco Saavedra Catala Marco Saavedra Catala	Treasurer, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Alida Vives Ditrani Alida Vives Ditrani	Vice President, Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Allendale Investments S.A., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

ALTERWALL BUSINESS INC.

By: /s/ Vernon Emmanuel Salazar Zurita
Name: Vernon Emmanuel Salazar Zurita
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vernon Emmanuel Salazar Zurita Vernon Emmanuel Salazar Zurita	President, chief executive officer and Director	January 17, 2012
/s/ Lilia Judith Tovar de Leon Lilia Judith Tovar de Leon	Vice President, Secretary, Assistant Treasurer and Director	January 17, 2012
/s/ Delio Jose de Leon Mela Delio Jose de Leon Mela	Vice President, Secretary, Assistant Treasurer, chief financial officer, chief accounting officer and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alterwall Business Inc., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

DIANA TRADING LTD.

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Diana Trading Ltd., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

ELENI SHIPPING LIMITED

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Eleni Shipping Limited, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

EMMENTALY BUSINESS INC.

By: /s/ Vernon Emmanuel Salazar Zurita
Name: Vernon Emmanuel Salazar Zurita
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vernon Emmanuel Salazar Zurita Vernon Emmanuel Salazar Zurita	President, chief executive officer and Director	January 17, 2012
/s/ Lilia Judith Tovar de Leon Lilia Judith Tovar de Leon	Secretary and Director	January 17, 2012
/s/ Delio Jose de Leon Mela Delio Jose de Leon Mela	Treasurer, chief financial officer, chief accounting officer and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Emmentaly Business Inc., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

ETERNITY SHIPPING COMPANY

By: /s/ Pantelis A. Pittas
Name: Pantelis A. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pantelis A. Pittas Pantelis A. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Eternity Shipping Company, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

MANOLIS SHIPPING LIMITED

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Manolis Shipping Limited, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

NOUMEA SHIPPING LTD

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Noumea Shipping Ltd, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

PANTELIS SHIPPING LIMITED

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pantelis Shipping Limited, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

PILORY ASSOCIATES CORP.

By: /s/ Vernon Emmanuel Salazar Zurita
Name: Vernon Emmanuel Salazar Zurita
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vernon Emmanuel Salazar Zurita Vernon Emmanuel Salazar Zurita	President, chief executive officer and Director	January 17, 2012
/s/ Lilia Judith Tovar de Leon Lilia Judith Tovar de Leon	Secretary and Director	January 17, 2012
/s/ Delio Jose de Leon Mela Delio Jose de Leon Mela	Treasurer, chief financial officer, chief accounting officer and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pilory Associates Corp., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

PROSPERO MARITIME INC.

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Prospero Maritime Inc., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

SAF-CONCORD SHIPPING LTD

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Saf-Concord Shipping Ltd, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

TIGER NAVIGATION CORP.

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Tiger Navigation Corp., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

XENIA INTERNATIONAL CORP.

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Xenia International Corp., has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, country of Greece on January 17, 2012 .

XINGANG SHIPPING LTD

By: /s/ Aristides P. Pittas
Name: Aristides P. Pittas
Title:   President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aristides J. Pittas and Dr. Anastasios Aslidis his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aristides P. Pittas Aristides P. Pittas	President, chief executive officer and Director	January 17, 2012
/s/ Marcos Vassilikos Marcos Vassilikos	Vice President, chief financial officer, chief accounting officer and Director	January 17, 2012
/s/ Stefania Karmiri Stefania Karmiri	Secretary and Director	January 17, 2012

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Xingang Shipping Ltd, has signed this Registration Statement on Form F-3 in the City of Watchung, New Jersey on January 17, 2012 .

By:	/s/ Dr. Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Authorized Representative in the United States

Exhibits	Description of Exhibits

1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

3.1	Amended and Restated Articles of Incorporation of Euroseas Ltd. (1)

3.2	Bylaws of Euroseas Ltd. (2)

3.3	Amendment to Bylaws (2)

4.1	Specimen common share certificate (3)

4.2	Specimen preferred share certificate *

4.3	Form of warrant agreement *

4.4	Form of purchase contract *

4.5	Form of unit agreement *

4.6	Form of senior debt security indenture (4)

4.7	Form of subordinated debt security indenture (4)

5.1
Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Euroseas Ltd., as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts and units  (4)

8.1	Opinion of Seward & Kissel LLP, as to certain tax matters (4)

11.1	Computation of ratio of earnings to fixed charges (included herein under the heading "Ratio of Earnings to Fixed Charges")

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

24.1	Power of Attorney (contained on signature page)

25.1	Form of T-1 Statement of Eligibility *

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

(1)	Incorporated herein by reference to Exhibit 1.1 to the Company's Annual Report on Form 20-F filed with the Commission on May 27, 2011.
(2)	Incorporated herein by reference to Exhibit 1.2 to the Company's Annual Report on Form 20-F filed with the Commission on May 28, 2010.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement (File No. 333-152089) filed with the Commission on July 2, 2008.
(4)	Filed previously.